Exhibit 10.81

SECURITIES TRANSFER AGREEMENT

This SECURITIES TRANSFER AGREEMENT (the “Agreement”), is entered into this 21st day of June, 2014, by and among JAMES CASSERLY (hereinafter referred to as "Seller"), Darling Capital, LLC (hereinafter referred to as the "Buyer") and BioNeutral Group, Inc. a Nevada corporation (“BONU" or the "Company").

RECITALS

WHEREAS, BONU is a publicly traded corporation trading on the OTCPink:QB under the stock symbol BONU; and

WHEREAS, Seller is the legal and beneficial holder of a 18% Promissory Note in the principal amount of $25,000 issued by BONU dated July 13, 2013, a true and correct copy of which is attached hereto at Exhibit 1 (hereinafter the "Debt"); and

WHEREAS, Seller desires to sell and transfer to Buyer and Buyer desires to purchase in a private transaction in accordance with the terms and conditions provided for herein, a portion of the Debt representing $25,000 of the principal balance plus accrued interest owed on the Closing Date (the “Purchased Debt”); and

WHEREAS, the Seller is concurrently entering into a Debt Purchase Agreement dated concurrently with this Agreement transferring the Purchased Debt to Buyer in exchange for payment to Seller of $25,000; and

WHEREAS, the parties hereto understand that Buyer is relying on this Agreement as material incentive to Buyer’s decision to enter into that Debt Purchase Agreement and, but for this Agreement, would not do so

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

A.	THE COMPANY’S COVENANTS.

1.           Conversion Privilege. The Buyer shall have the right, at its option, to convert the Purchased Debt plus accrued interest or any portion thereof into shares of Common Stock at any time following the date hereof. The number of shares of Common Stock issuable upon the conversion of the Purchased Debt is determined pursuant to the provisions below and shall be rounded to the nearest whole share.

2.           Full or Partial Conversion Rights. Notwithstanding the convertibility of the original Promissory Note, all or any portion of the principal and interest amount owed by the Company to Buyer reflecting the Purchased Debt may be converted into Common Stock. The provisions of this Agreement that apply to the conversion of all of the Purchased Debt shall also apply to the conversion of a portion of it. The Purchased Debt may not be converted, whether in whole or in part, except in accordance with this Agreement or, at the option of the Buyer, under the terms of the original Promissory Note.

3.           Conversion Procedure. Upon the Company’s receipt of a facsimile or email (or by any other means, including mail, messenger, overnight courier, etc.) of Buyer’s duly completed and signed Notice of Conversion (a copy of which is attached hereto as Exhibit 2), the Company shall, or shall instruct its transfer agent to, issue one or more Certificates representing that number of shares of Common Stock into which the Purchased Debt are in accordance with the provisions regarding conversion. The Company’s transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Agreement. For purposes of such Notice, Buyer’s delivery shall be deemed delivered if sent to: BY MAIL to: BioNeutral Group, Inc.; Att: Tom Cunningham; 211 Warren Street, Newark NJ, 07103: BY EMAIL: tom.c@bioneutral.com

4.           Conversion Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Purchased Debt to be converted together with a facsimile or email or original of the signed Notice of Conversion. If only a portion of the Purchased Debt is to be converted, the Company shall promptly reissue a Promissory Note pursuant to identical terms of the Purchased Debt in the amount of the unconverted portion of the principal and interest then owing on the Purchased Debt. The date on which the Notice of Conversion is effective (“Conversion Date”) shall be deemed to be the date on which the Buyer has delivered to the Company a facsimile or email original of the signed Notice of Conversion. Within 5 business days after the Conversion Date or within 3 business days after receipt of the Purchased Debt to be converted, whichever is later (the “Delivery Date”), the Company shall deliver to the Buyer, or per the Buyer’s instructions, to any third party, the shares of Common Stock to be issued pursuant to such Notice of Conversion.

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5.           Common Stock to be Issued. Upon the conversion of Purchased Debt or any part thereof and upon receipt by the Company or its attorney of a facsimile, email or other copy or original of Buyer’s signed Notice of Conversion, Company shall instruct Company’s transfer agent to issue common stock shares in the name of Buyer (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Company.

6.           Conversion Rate. Subject to the time limitations set forth above, Buyer is entitled to convert the principal and interest owed on the Note into Common Stock of the Company at a conversion price that is the lesser of (a) the conversion price designated in the Promissory Note dated July 13, 2013 or (b) 40% (the multiplier) of the lowest closing bid price as reported by Bloomberg for the Company’s Common Stock for the thirty (30) trading days immediately preceding the Conversion Date of such shares then quoted on any national securities exchange or other quotation service (such as OTC, Pink Sheets, etc.) (the “Conversion Price”); provided that if the Closing Bid Price for the common stock on the Clearing date (defined below) is lower than the Closing Bid Price, then the purchase price shall be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price. For purposes of this Agreement, the Clearing Date shall be the latest date on which (i) the conversion shares are transferred to and deposited into the Buyer's brokerage account by the Company’s representatives or transfer agent and (ii) Buyer's broker has confirmed with Buyer that the Buyer may execute trades of the conversion shares. If such events occur after 5:30 PM Eastern Standard Time, the events shall be deemed to have occurred on the next trading day. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

7.           Chilled or Frozen Stock. A “chill” is a limitation of certain services available for a security on deposit at the Deposit Trust Corporation (DTC). A “freeze,” formally referred to as a “global lock,” is a complete restriction on all DTC services for a particular security on deposit at DTC. If the Company's common stock becomes chilled or frozen by the DTC at the time that any portion of the principal and interest of the Note is converted by the Buyer, then the Discount shall be adjusted to thirty percent (30%) for so long as the common stock is chilled or frozen.

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8.            Company’s Responsibility to Issue Stock. It shall be the Company’s responsibility to take all necessary actions and bear any and all miscellaneous expenses that may arise as a result of conversion and delivery of shares of common stock in respect of the Note, including but are not limited to the cost of the issuance of a Rule 144 legal opinion, transfer agent fees, equity issuance and deposit fees, etc. At Purchaser’s option, any accrued costs paid by Purchaser may be subtracted from the dollar amount of any conversion of the Note. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the Conversion Date.

In the event the Common Stock is not delivered (with legends if required by applicable law and without legends if not required by applicable law) per the written instructions of the Buyer, within eight (8) business days after the Delivery Date, then in such event the Company shall pay to Buyer one-half percent (0.10%), in cash, of the dollar value of the Purchased Debt being converted per each business day following the Delivery Date, up to and including the eighteenth (18th) business day following the Delivery Date. Delays solely caused by the Buyer’s broker shall not be taken into account in this matter. In the event the Common Stock is not delivered per the written instructions of the Buyer, within eighteen (18) business days after the Delivery Date, then, except to the extent the delivery is delayed by operation of law, in such event the Company shall pay to Buyer one percent (1%), in cash, of the dollar value of the Purchased Debt being converted per each business day following such eighteenth (18th) business day after the Delivery Date. Buyer shall then be entitled to send written notice to the Company of the default and the Buyer, and at its sole option may demand full repayment of the Purchased Debt not yet converted, including accrued interest and liquidated damages through the date that written notice is given to the Company (the “Acceleration Amount”). If the Company does not wire the Acceleration Amount to the Buyer within five (5) business days of the delivery by Buyer by fax or email of the default notice, the Acceleration Amount shall accrue interest at twenty-four percent (24%) per annum. To the extent this provision is inconsistent with the original Debt instrument and any Notes referenced therein, this provision governs. Such notice shall not affect the Buyer’s rights to the Common Stock due under the Notice of Conversion and all rights and remedies related to such conversion set forth herein, and shall be in addition to such rights and remedies. The Company acknowledges that the failure to honor a Notice of Conversion shall cause definable financial hardship to the Buyer as well as substantial monetary damages, which cannot be determined at this time, and that this damages provision represents the parties’ reasonable estimate of liquidated damages.

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If, by the eighth (8th) business day after the Delivery Date, due to the Company’s direct or indirect actions or its failure to act, the transfer agent fails for any reason to deliver the Common Stock (with legends if required by applicable law and without legends if not required by applicable law) upon conversion by the Buyer and after such Delivery Date, the Buyer purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Buyer (the "Sold Shares"), which delivery such Buyer anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the Buyer, in addition to any other amounts due to Buyer pursuant to the Purchased Debt, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Buyer's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Buyer from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Buyer in immediately available funds within eight (8) business days of written demand by the Buyer.

9.            Buyer’s Right To Liquidated Damages. The Company acknowledges that its failure to deliver the Common Stock within eight (8) business days after the Delivery Date will cause the Buyer to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement or to repay, with interest, including default interest, as applicable, the unconverted portion of the Purchased Debt.

10.        Liquidated Damages When There Are Not Sufficient Available Shares. To the extent that the failure of the Company to issue the Common Stock due upon conversion is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section shall apply.

a.           The Company shall at all times reserve and have available all Common Stock necessary to meet conversion of the Purchased Debt by Buyer of the entire amount of Purchased Debt then outstanding. If, at any time Buyer submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Purchased Debt (a “Conversion Default”,  the date of such default being referred to herein as the “Conversion Default Date”), the Company shall issue to the Buyer all of the shares of Common Stock which are available, and the Notice of Conversion as to any Purchased Debt requested to be converted but not converted (the “Unconverted Purchased Debt”), upon Buyer’s sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default (“Notice of Conversion Default”) to Buyer of outstanding Purchased Debt, by facsimile, within five (5) business days of such default (with the original delivered by overnight or two day courier), and the Buyer shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

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b.           The Company agrees to pay to Buyer of outstanding Purchased Debt for a Conversion Default (“Conversion Default Payments”) in the amount of (N/365) x (.24) x the balance of the outstanding and/or tendered but not converted Purchased Debt held by each Buyer where N = the number of days from the Conversion Default Date to the date (the “Authorization Date”) that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Purchased Debt. The Company shall send notice (“Authorization Notice”) to Buyer of outstanding Purchased Debt that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Buyer’s accrued Conversion Default Payments. The accrued Conversion Default Payments shall be paid in cash or shall be into Common Stock at the Conversion Rate, at the Buyer’s option, payable as follows: (i) in the event Buyer elects within ten (10) days of the Authorization Notice in writing to take such payment in cash, cash payments shall be made to such Buyer by the fifth day of the following calendar month, or (ii) if the Buyer does not so elect to receive such Conversion Default Payment in cash, such payment shall be made in Common Stock at the then current Conversion Price within 30 days following the date of the Authorization Notice. The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Purchased Debt will cause the Buyer to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

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c.           Maximum Interest Rate. Nothing contained in this Agreement shall be deemed to establish or require the payment of interest to the Buyer at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Buyer to the Company.

11.           Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Common Stock; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (1) with respect to any secondary transfer of the Purchased Debt or the Common Stock issuable upon exercise hereof or (2) as a result of the issuance of the Common Stock to any person other than the Buyer, and the Company shall not be required to issue or deliver any certificate for any Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

12.           Restrictions on Transfers. The Purchased Debt has not been registered under the Securities Act of 1933, as amended, (the “Act”) and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. The Purchased Debt and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

13.           Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the Buyer is entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend the Purchased Debt to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by Buyer of the number of shares of Common Stock into which the Purchased Debt might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Agreement.

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The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under the Purchased Debt and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

B.	BUYER’S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller and to the Company that:

1.           Reliance on Exemptions. Buyer understands that the Transferred Rights are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Seller and the Company are relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the relevant Transferred Rights.

2.           Non-affiliate Status. Buyer is not, and has not for in excess of ninety (90) days been, and subsequent to the Transfer Closing Date will not be, an “Affiliate” of the Company, as that term is defined by Rule 144 under the 1933 Act. Buyer is not acting in concert with any other person in a manner that would require their sales of securities to be aggregated for purposes of Rule 144 or would cause Buyer to be considered an “Underwriter” as that term is defined by Section 2 of the 1933 Act.

3.           Company Information. Buyer and its advisors, if any, have had access to all financial statements and disclosures made public through the SEC’s EDGAR system. Buyer and its advisors have been afforded the opportunity to ask questions of Seller. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on Seller’s representations and warranties contained in Section 3 below. Buyer understands that its investment in Transferred Rights, including but not limited to the relevant Transferred Note (and/or in the Common Stock issuable thereunder), involves a significant degree of risk.

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4.           Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Transferred Rights or of the Common Stock issuable thereunder.

5.           Transfer or Resale. Buyer understands that (i) the sale or resale of the Note and the Common Stock issuable thereunder has not been registered under the 1933 Act or any applicable state securities laws, and the Note and the Common Stock issuable thereunder may not be transferred unless (a) such security is sold pursuant to an effective registration statement under the 1933 Act, (b) the security is sold or transferred pursuant to an exemption from such registration, (c) the security is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act or a successor rule; “Rule 144”) of Buyer who agrees to sell or otherwise transfer the security only in accordance with this Section and who is an Accredited Investor, or (d) (i) the Common Stock is sold pursuant to Rule 144, if such Rule is available; (ii) any sale of such Common Stock made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Common Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) and may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

6.           Authorization; Enforcement. This Agreement has been duly and validly authorized by Buyer. This Agreement has been duly executed and delivered on behalf of Buyer, and this Agreement constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

7.           No Brokers. Buyer has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

C.	SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that:

1.           Authorization; Enforcement. (i) Seller has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to sell the relevant Purchased Note in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by Seller and the consummation by it of the transactions contemplated hereby (including without limitation, the sale of the relevant Transferred Rights to Buyer) have been duly authorized by Seller and no further consent or authorization of Seller or its members is required, (iii) this Agreement has been duly executed and delivered by Seller, and (iv) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

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2.           Title. Seller has good and marketable title to the relevant Purchased Note and Transferred Rights, free and clear of all liens, pledges and encumbrances of any kind.

3.           No Conflicts. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby (including, without limitation, the sale of the relevant Transferred Rights to Buyer) will not (i) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Seller is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Seller is subject) applicable to Seller or by which any property of the Seller are bound or affected. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable federal and state securities laws, neither Seller nor the Company is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the issuance and sale of the Seller’s Note, all consents, authorizations, orders, filings and registrations which Seller is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

4.           No Brokers. Seller has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

5.           Title; Rule 144 Matters. Seller has owned the Original Note since the Issue Date. Seller is not, and for a period of at least ninety (90) days prior to the date hereof has not been, an “Affiliate” of the Company, as that term is defined in Rule 144 of the 1933 Act listed immediately below. Subsequent to the Transfer Closing Date, Seller will take no action which would adversely affect the tacking for the benefit of the Buyer of Seller’s holding period under Rule 144.

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An Affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.

The term person when used with reference to a person for whose account securities are to be sold in reliance upon this section includes, in addition to such person, all of the following persons:

(i)           Any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person;

(ii)         Any trust or estate in which such person or any of the persons specified in paragraph (i) of this section collectively own 10 percent or more of the total beneficial interest or of which any of such persons serve as trustee, executor or in any similar capacity; and

(iii)        Any corporation or other organization (other than the issuer) in which such person or any of the persons specified in paragraph C.5.(i) of this section are the beneficial owners collectively of 10 percent or more of any class of equity securities or 10 percent or more of the equity interest.

6.         No Other Representations. Seller makes no representations or warranties with respect to the Company, its financial status, earnings, assets, liabilities, corporate status or any other matter. The Seller acknowledges that Buyer is relying on Seller’s representations as a material condition to entering into this Agreement.

D.	REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants that at the time of the execution of this Agreement and at the Closing thereof:

1.           MARKETABLE TITLE: To the best knowledge and information of the Company, the Seller is conveying to Buyer good and marketable title in and to the Purchased Debt, free and clear of any and all liens, claims, encumbrances.

2.           Rule 144. The Company covenants and agrees to take all reasonable steps necessary or appropriate, including providing an opinion of counsel confirming the rights of Buyer to sell shares of Common Stock issued to Buyer on conversion of the Note pursuant to Rule 144 as promulgated by the SEC ("Rule 144"), as such Rule may be in effect from time to time. If the Company does not promptly provide an opinion from Company counsel, and so long as the requested sale may be made pursuant to Rule 144, the Company agrees to accept an opinion of counsel to the Buyer which opinion will be issued at the Company's expense.

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3.          VALIDITY OF THE PURCHASED DEBT: All of the Purchased Debt being sold by Seller to Buyer under the concurrently executed Debt Purchase Agreement is validly issued, outstanding, unpaid and assignable. The date for purposes of Rule 144 tacks back to the original date of the Debt, July 13, 2013 or such earlier date as the law prescribes. The Purchased Debt is convertible at the rate and in the manner of conversion prescribed by the Promissory Note dated July 13, 2013, except as prescribed by this Agreement. After the Closing Date, all interest accruing and to be paid on account of the $50,000 principal balance of the Purchased Debt and all other rights with respect to the Purchased Debt under the original Promissory Note inure to the benefit of Buyer, rather than Seller. In the event of a conflict, the terms of this Agreement shall govern the terms of conversion by the Seller of the Purchased Debt or any part of such Purchased Debt. If there is no conflict, then the terms of both agreements govern the conversion of the Purchased Debt by Buyer. The Company has obtained an opinion of counsel that the Purchased Debt is convertible into free trading common stock of the Company. The opinion is attached to the Debt Purchase Agreement as Exhibit 4. In order to obtain such opinion, certain representations were made by the Company and the Seller. The Company represents that the Company is in agreement with such representations and has no information contrary to such representations.

4.          TRANSFERRABILLITY OF THE DEBT: The Company acknowledges that the Buyer intends to transfer a portion of the Purchased Debt to certain other individuals and the Company represents that such transferees shall have the right to convert any of the Purchased Debt being transferred to them into free trading shares pursuant to the opinion discussed immediately above. The transferees shall have the right to rely on the Seller's representations herein.

5.          AUTHORITY. (i) The Company, and the person signing on its behalf below, has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation, the sale of the relevant Purchased Debt to Buyer) have been duly authorized by the Company and no further consent or authorization of the Company or its members is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

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6.          Capitalization. All of the outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, and except as disclosed in the SEC Documents, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares. At its option, Buyer has had the opportunity to review true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

7.          NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company and the Seller of the transactions contemplated hereby (including, without limitation, the sale of the relevant Purchased Debt to Buyer) will not (i) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Company is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company is subject) applicable to the Company or by which any property of the Company are bound or affected. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable federal and state securities laws, neither Seller nor the Company is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the issuance and sale of the Purchased Debt, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

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8.           NO MATERIAL ADVERSE CHANGE: Since the date of the initiation of negotiations regarding this Transaction, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company (financial or otherwise), and no event has occurred or circumstance exists that may result in such a material adverse change.

9.          DISCLOSURE: No representation or warranty of the Company in this Agreement omits to state a known material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Seller that has specific application to either Seller or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

10.        DEBTS: The Company has no outstanding debts (other than the Debt), judgments, liens, encumbrances, UCC filings, notes, loans, convertible debt instruments, or other financial obligations whatsoever, other than as disclosed in its public filings with the Securities and Exchange Commission and in this Agreement.

11.        COMPANY’S REPORTING OBLIGATIONS. The Company will mail to the Buyer hereof at its address as shown on the Register a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders, unless such report is timely filed with the United States Securities and Exchange Commission.

12.       CONDUCT OF BUSINESS: The Company has and shall continue to conduct its business in the normal and ordinary course, consistent with the present conduct of its business and previous practices, shall not make and/or declare any dividend (cash and/or stock), redemption, stock split (reverse or forward), and/or stock and/or cash distributions.

13.        NO AMENDMENT OF DEBT OR NOTES WITHOUT CONSENT OF BUYER. Company, hereafter, shall not take any action to amend the Debt instrument or cooperate in the amendment of any of the Notes referenced in the Promissory Note dated July 13, 2013, absent express written consent of Buyer.

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14.        BUYBACK GUARANTY IN EVENT OF DTC CHILL OR FREEZE. In the event that the DTC issues a chill or freeze of the Company’s common stock after Buyer has converted some or all of its Purchased Debt, and Buyer holds such shares at that time, then Buyer shall have the option to sell, and the Company shall have be required to purchase, for a period of six months, such shares of Common Stock at the Conversion Price at which the stock was issued to Buyer. The purchase price shall be paid in cash concurrently upon Buyer surrendering such shares of Common Stock to the Company.

E.	DEFAULTS AND REMEDIES.

1.           EVENTS OF DEFAULT. An “Event of Default” occurs if (i) the Company does not make the payment of the principal or interest due under the Purchased Debt when the same becomes due and payable at maturity, upon demand or otherwise, (ii) the Company does not make a payment, other than a payment of principal or interest, for a period of five (5) business days after its due date, (iii) any of the Company’s representations or warranties contained in the Promissory Note dated July 13, 2013 were false when made or the Company fails to comply with any of its other obligations in that agreement, including the delivery of Common Stock upon conversion before the Delivery Date; (iv) a DTC “chill” or “freeze” is placed on the stock of the Company; (v) the Common Stock becomes ineligible for listing or quotation for trading on its current trading market and shall not be eligible to resume listing or quotation on its current trading market within ten trading days; (vi) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (1) commences a voluntary petition under Bankruptcy Law; (2) consents to the entry of an order for relief against it in an involuntary bankruptcy petition; (3) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (4) makes a general assignment for the benefit of its creditors or (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary bankruptcy petition; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days, or (vi) the Company is in default of any debt, note or Agreement with an outstanding balance equal to or exceeding $25,000 individually or $50,000 in the aggregate, or (vii) the Company is in default of any provisions of this Agreement; or (viii) the Company’s representations and warranties contained in this Agreement were not true on the date that this Agreement is signed. As used in this Section 1, the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

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2.           REMEDIES UPON DEFAULT. If any Event of Default occurs, the outstanding principal amount of the Purchased Debt, plus liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Buyer’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of the Purchased Debt, the interest rate on the Purchased Debt shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full, the Buyer shall promptly surrender the Note to or as directed by the Company. In connection with such acceleration described herein, the Buyer need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Buyer may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Buyer at any time prior to payment hereunder and the Buyer shall have all rights as a Buyer of the Agreement until such time, if any, as the Buyer receives full payment pursuant to this Section 2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

F.	DILUTION. The number of shares of Common Stock issuable upon conversion of the Purchased Debt may increase substantially in certain circumstances. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue additional shares of Common Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

G.	TIME IS OF THE ESSENCE. Where this Agreement or the Promissory Note dated July 13, 2013 authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Agreement. A “business day” shall mean a day on which the banks in New York are not required or allowed to be closed. Time is of the essence in the performance of all obligations under this Agreement and under the Promissory Note dated July 13, 2013.

H.	WAIVERS. Any waiver by the Company or the Buyer of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of the Company or the Buyer to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement on any other occasion. Any waiver by the Company or the Buyer must be in writing.

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I.	RULES OF CONSTRUCTION. In this Agreement, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Agreement are inserted for convenience of reference only, and they neither form a part of the Agreement nor are they to be used in the construction or interpretation hereof. Wherever, in this Agreement, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Buyer of this Agreement.

J.	ABSOLUTE OBLIGATION. Except as expressly provided herein, no provision of this Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and liquidated damages, as applicable on this Agreement at the time, place, and rate, and in the coin or currency, herein prescribed. This Agreement is a direct debt obligation of the Company. This Agreement ranks pari passu with all other Debt holders now or hereafter issued under the terms set forth herein.

K.	GOVERNING LAW AND VENUE: This Agreement shall be governed and interpreted solely in accordance with the laws of the State of New York, and applicable U.S. federal law, if any, and in each case without regard to their choice of laws principles. In the event of a dispute between the parties, the parties agree to the exclusive jurisdiction of the federal and state courts of New York located in the City of New York and agree not to challenge the venue of such action based on forum non conveniens or on any similar theory.

L.	LEGAL FORM: The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement; that this Agreement and all exhibits hereto have been jointly drafted and that any ambiguity in the terms of such agreements shall not be construed against either party based on the author of the language that is deemed to be ambiguous.

M.	SEVERABLE. In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

N.	ATTORNEYS’ FEES AND COSTS TO PREVAILING PARTY. In the event that litigation or arbitration arises between the parties to this Agreement pertaining to this Agreement, including, but not limited to, the interpretation or enforcement of its terms, the prevailing party in such litigation shall be entitled to an award of its reasonable attorneys’ fees and costs incurred in connection with such action or proceeding.

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O.	ENTIRE AGREEMENT: This Agreement, the Debt Purchase Agreement, the Exhibits to such documents, and the public filings referenced herein embody the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior, and contemporaneous, negotiations, agreements, and understandings, whether written or oral. This Agreement, or any provision herein, may not be changed, waived, discharged, or terminated, except by an express written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

P.	COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

BIONEUTRAL GROUP, INC.

By:
Name:
Title:

Facsimile No. for delivery of Notices:

BUYER:

By:	/s/ Yehuda Marrus
Yehuda Marrus, Managing Member Darling Capital,

SELLER:

By:	/s/ JAMES CASSERLY
JAMES CASSERLY

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